EXHIBIT 10.3

Borrower: DOOR SYSTEMS, INC.
Borrower Address: 1220 N. Price Road, Olivette, MO 63132-2302

Loan Amount: $5,000,000
Date: May 11, 2026
Obligor Number: 9701186007     Obligation Number: 00001

PROMISSORY NOTE

For value received, DOOR SYSTEMS, INC. (whether one or more “Borrower”) jointly and severally promise to pay to the order of TRUIST BANK, a North Carolina banking corporation, (“Bank”) without offset the principal amount of Five Million Dollars ($5,000,000) (“Loan Amount”) together with interest thereon, and such other fees and charges as may become due and payable, in immediately available currency of the United States of America, until paid in full (“Note”).

INTEREST RATE. Interest shall accrue on the unpaid principal balance outstanding under this Note from the date of disbursement through the date this Note is paid in full at the following rate (“Interest Rate”):
☒ Variable rate equal to Term SOFR (as defined, determined, and adjusted in accordance with the Term SOFR Addendum dated May 11, 2026) plus 1.75% per annum.

PAYMENT TERMS. Borrower shall repay this Note in accordance with the following schedule:
☒ Interest Only with Principal at Maturity. Accrued and unpaid interest shall be payable on the 11th day of each month beginning on June 11, 2026, and all outstanding principal plus any accrued and unpaid interest and any other amounts owed shall be due and payable on May 11, 2028.

ADDITIONAL TERMS. The following additional terms apply:
☒ Revolving Line of Credit. This Note evidences a revolving line of credit (the “Line of Credit”). Borrower may borrow, repay, and reborrow hereunder subject to any terms and conditions set forth herein; provided however, at no time shall Bank be obligated to make any advance under this Note to the extent the outstanding principal balance hereunder would exceed the Loan Amount less any reserve established under or any other limit provided in the Loan Documents. Borrower may at any time (without payment of any premium or penalty) terminate, or from time to time permanently and partially reduce, the Line of Credit; provided that (i) Borrower shall notify Bank of any election to terminate or reduce the Line of Credit at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof, (ii) any such partial reduction shall be in an amount of at least Two Hundred Fifty Thousand Dollars ($250,000) or a larger multiple of Fifty Thousand Dollars ($50,000) or such lesser amount equal to the amount of the unused Line of Credit, and (iii) no such reduction shall be permitted which would reduce the Line of Credit to an amount less than the aggregate outstanding principal plus any accrued and unpaid interest and any other amounts owed under this Note. Bank shall record and maintain in its internal records any advances under this Note and such records shall be conclusive of the principal and interest owed by Borrower unless there is a manifest error in such records. Advances under this Note may be requested orally (for which Bank may, but need not, require written confirmation), in writing by Borrower, or in accordance with or pursuant to the terms and conditions of any other agreement between Borrower and Bank, including but not limited to any sweep, controlled disbursement, treasury management and the products or services offered thereunder.

INTEREST CALCULATION. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

LATE FEES; RETURNED ITEM FEE; UNUSED FEE. Borrower shall pay to Bank (i) a late fee in the amount of five percent (5.0%) of any installment past due for ten (10) or more days and (ii) Borrower shall pay Bank an Unused Line Fee, quarterly in arrears on the last day of each calendar quarter, equal to 0.15% per annum on the average daily unused portion of the Line of Credit for such calendar quarter calculated

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on the basis of a year of 360 days for the actual number of days elapsed. Borrower shall pay to Bank a returned payment fee in accordance with Bank’s then current fee schedule subject to any limitations provided by applicable law for any return or nonpayment of any payment however made, including without limitation by check or other instrument, or by any electronic means.

PAYMENTS. Borrower is directed to make payments at the address indicated on the billing statement provided by Bank, or at such place as Bank may otherwise indicate in writing. Unless otherwise expressly required by applicable law, Bank may apply payments in such order as Bank may determine in its sole and absolute discretion to any unpaid collection costs, late fees and other charges and fees, accrued unpaid interest, and principal amounts due pursuant to this Note. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” or any similar designation on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if Bank processes such check or payment instrument unless such payment is in fact sufficient to pay the amount due hereunder.

LOAN DOCUMENTS; COLLATERAL. Borrower acknowledges and agrees that the following agreements, as the same may be amended, modified, supplemented or restated from time to time, are entered in connection with this Note and that this Note is secured by the real and personal property as described in said agreements (“Collateral”):
☒ Assignment of Deposit Account dated May 11, 2026, executed by DOOR SYSTEMS, INC.

Bank is entitled to the benefits of and remedies provided in the above described agreements, this Note, the Term SOFR Addendum, the Assignment of Deposit Account, and any other instrument, certificate, or document given by Borrower, any guarantor, or any pledgor in favor of Bank in connection with this Note, whether executed contemporaneously with this Note or at any time hereafter, (as may be amended, restated, modified or supplemented from time to time, collectively “Loan Documents”). Borrower shall pay all costs and expenses, including but not limited to any filing or recording fees, and any associated taxes, incurred by Bank in connection with the possession, collection, perfection of Bank’s security interest in the Collateral and any amendment, continuation or termination thereof.

REPRESENTATIONS AND WARRANTIES. Until this Note is paid in full, Borrower represents and warrants to Bank:
(1)This Note has been duly executed and delivered by Borrower, constitutes Borrower’s valid and legally binding obligation, is enforceable in accordance with its terms against Borrower, and, except with respect to the payoff of existing indebtedness to Customers Bank and the related required consents and the release of applicable liens, no consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.
(2)The execution, delivery and performance of this Note and the consummation of the transaction contemplated hereby will not, with or without the giving of notice or the lapse of time, (a) violate any law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party, except with respect to the payoff of existing indebtedness to Customers Bank and the related required consents and the release of applicable liens, or (d) violate Borrower’s charter, bylaws, organization or other governing documents, as applicable.
(3)This Note and all advances hereunder are incurred for and shall be used for business or commercial purposes and not for personal, family or household purposes.
(4)Borrower and the Collateral are not subject to any material claim, dispute or litigation which has not been previously disclosed to and accepted by the Bank in writing.
(5)No part of the proceeds of this Note will be used directly or indirectly (a) to fund or finance any operations, investments or activities in or make any payments to a (i) Person (as defined below) that is, or is owned or controlled by, Persons that are the subject of any Sanctions (as defined below) (each a

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“Sanctioned Person”) or (ii) country or territory that is the subject of Sanctions, or is owned or controlled by one or more Sanctioned Person (a “Sanctioned Country”), or in any other manner that would result in a violation of any Sanctions by any Person, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any laws, rules or regulations of any jurisdiction concerning or relating to bribery or corruption. For purposes of this Note, the term “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority or governmental agency. For purposes of this Note, “Sanctions” means any trade, economic or financial sanctions administered or enforced by the Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the EU, His Majesty’s Treasury or other relevant sanctions authority.
(6)No Obligor, nor any subsidiary, affiliate, director, officer, employee, or agent of an Obligor will (a) be or become a Sanctioned Person, (b) allow any of their assets to be located in a Sanctioned Country, or (c) derive any of their operating income from investments in, or transactions with, one or more Sanctioned Persons or Sanctioned Countries. For purposes of this Note, the term “Obligor” means individually and collectively Borrower, any guarantor, any other Person primarily or secondarily liable for the payment of this Note, and any Person that has conveyed or may hereafter convey any security interest or lien to Bank in any real or personal property to secure payment of this Note.

FINANCIAL STATEMENTS; OTHER INFORMATION. Borrower represents and warrants that the financial statements and other financial information delivered by Borrower or on its behalf to Bank, whether previously or in the future in connection with the extension of credit represented by this Note are true and correct and accurately, completely and fairly reflect the financial condition of Borrower and its Subsidiaries, if any, as of the dates thereof, including all contingent liabilities of every type, and such financial condition as stated thereon and that there has been no material adverse change in the financial condition of the Borrower since the date of the last financial statements delivered. Borrower shall furnish annually, no later than one hundred (100) days after a given fiscal year, financial statements in a form reasonably satisfactory to Bank, together with any certification as to the accuracy thereof that Bank may reasonably request, all of which shall be the property of Bank when delivered. The Bank may also request quarterly financial statements, which shall be provided no later than fifty (50) days after a given fiscal quarter. The Bank agrees that the foregoing financial statement disclosure requirements shall be satisfied by Borrower’s filing of its Forms 10-K and 10-Q with the Securities Exchange Commission. In addition, Borrower shall make commercially reasonable efforts to promptly deliver to Bank upon request, reasonable information related to the Collateral and such other financial information related to the financial condition of any Obligor.

EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default hereunder (“Event of Default”):
(1)Failure to pay any installment of the principal, interest, fees or any other amounts as the same becomes due and owing, whether by acceleration or otherwise under the terms of this Note.
(2)Any representation, warranty, or statement made to Bank by any Obligor is materially incorrect, incomplete, false or misleading as of the date made.
(3)Other than a failure under clause (1) above, a breach of or failure to fully perform any covenant, condition, obligation or agreement under this Note or any other Loan Documents and such failure continues for a period of five (5) days after notice thereof, unless such failure is not reasonably susceptible to a cure within such five (5) day period, in which case Obligor shall have an additional five (5) days to effect such cure so long as Obligor commenced to cure within the first five (5) day period and is diligently prosecuting the completion thereof.
(4)An event of default occurs under any Loan Document as defined therein or a default occurs under or in connection with any other loan, line of credit, indenture, mortgage instrument, security agreement, Hedge Agreement, or other agreement or indebtedness with Bank.
(5)The dissolution, liquidation, merger (in which merger Obligor is not the surviving entity), consolidation, termination or suspension of usual business of any Obligor, provided that the sale, dissolution, liquidation, merger, consolidation, termination, or suspension or all or part of the businesses of

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the following subsidiaries shall not constitute an Event of Default under the Note: HelloTech, Inc. and Door Property Management, LLC.
(6)(a) The application for, consent to, or appointment of a custodian, receiver, trustee, liquidator or similar official for or to take possession of any or all of any Obligor’s assets; (b) any Obligor voluntarily commences, files, consents to, or fails to timely contest (i) any proceeding or petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or dissolution; or (c) any Obligor makes an assignment for the benefit of creditors.
(7)(a) The commencement or filing of an involuntary petition by any Obligor seeking liquidation, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any Obligor or for a substantial part of such Obligor’s assets, and in any such case (whether arising under clause (a) or (b) above), such proceeding or petition remains undismissed for a period of sixty (60) days.
(8)The entry of any judgment, award or order which is not covered by insurance, or remains unstayed, unsatisfied or unbonded for thirty (30) days following the issuance of such judgment, award or order, or upon the issuance or service of any writ of garnishment against any Obligor or their respective properties or the repossession or seizure of property of any Obligor, only to the extent the foregoing constitute a material adverse change for the Borrower.
(9)Any lien or security interest of Bank in the Collateral, or any portion thereof, terminates, fails for any reason to have the priority agreed to by Bank on the date granted, or becomes unenforceable, unperfected or invalid for any reason.
(10)The termination of any guaranty agreement given in connection with this Note; any Loan Document shall, due to any act or failure to act by any Obligor, cease to be valid and binding on, or enforceable against, any Obligor, or any Obligor shall so state in writing; or any Obligor shall terminate or seek to terminate such Obligor’s obligations under such agreements.
(11)A material adverse change in the financial condition, operations, business, or prospects of any Obligor, taken as a whole, has occurred since the date of this Note as determined by Bank in its reasonable discretion.

RIGHTS AND REMEDIES. Without limiting any other conditions set forth in the Loan Documents, Bank shall not be obligated to fund this Note or make any advance hereunder if there exists an Event of Default, an event or condition which with the passage of time or giving of notice would result in an Event of Default, a material deterioration in or impairment of the Collateral, or a material decline or depreciation in the value of the Collateral which causes the Collateral to become unsatisfactory in character or value as determined by Bank in its sole discretion. Upon the occurrence of an Event of Default, Bank at its option may: (a) declare the entire outstanding principal balance together with all interest thereon and any other amounts due under this Note, including any prepayment penalty or fee, to be due and (payable immediately without presentment, demand, protest or notice of any kind, except as required by law; (b) terminate any commitment of Bank to lend as evidenced by this Note; (c) cease making advances or disbursements; (d) take possession of the Collateral or any part thereof; (e) set off the amount due under this Note against any and all accounts whatsoever, whether now or in the future, on deposit with, held by, owed by, or in the possession of Bank or any affiliate to the credit of or for the account of Borrower, whether held individually or jointly with another, without notice to or consent by Borrower, and in furtherance of this right to administratively freeze such accounts to protect interests therein; and (f) exercise any other right or remedy which Bank has under this Note or any Loan Documents or which is otherwise available at law or in equity. Upon the occurrence of an Event of Default under subparagraphs (7) or (8) of the preceding section, the entire outstanding principal balance together with all interest thereon and any other amounts due under this Note automatically shall become due and payable, without presentment, demand, protest, or notice of any kind, except notice required by law; and Bank’s commitment to lend and any obligation to make advances under this Note shall automatically terminate without notice or further action by Bank. All of Bank’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Any election by Bank to pursue any remedy shall not exclude the right to pursue any other remedy, and any election by Bank to

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make expenditures or to take action to perform an obligation of Borrower, or of any Obligor, shall not affect Bank’s right to declare a default and exercise its rights and remedies. In addition, upon default, Bank may pursue its full legal remedies under the Loan Documents and other remedies at law or equity, and the balance due hereunder may be charged against any obligation of Bank to any party including any Obligor.

DEFAULT RATE OF INTEREST; ATTORNEY’S FEES, COSTS AND EXPENSES. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option (and without notice to Borrower) upon the occurrence of any Event of Default hereunder, interest shall accrue at the Interest Rate plus four percent (4.0%) per annum (“Default Rate”); provided that such rate shall not exceed at any time the highest rate of interest permitted by the applicable law; and further provided that the Default Rate shall continue to apply after judgment. In addition to any other amounts owed under the terms of this Note or any Loan Document, Borrower agrees to pay: (a) all expenses including, without limitation, any and all costs incurred by Bank related to enforcement of this Note, all court costs, out-of-pocket collection expenses and reasonable attorneys’ fees, whether or not there is a lawsuit, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) or appeals; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which Bank from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; (d) any expenses or costs (including reasonable attorneys’ fees) incurred in defending any claim arising out of the execution of this Note or the obligations which it evidences; and (e) any other charges permitted by applicable law. Borrower agrees to pay such amounts on demand together with interest thereon at the Interest Rate then in effect (including the Default Rate) until paid or, at Bank’s option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the Interest Rate then in effect (including the Default Rate).

WAIVER BY BORROWER. Except as otherwise provided in this Note or the Loan Documents, Borrower, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment, or any other indulgences; to any substitutions, exchanges or releases of Collateral by Bank; and to the additions or releases of any other parties or persons primarily or secondarily liable herefor. Borrower hereby waives all exemptions and homestead laws. Borrower waives any rights that it may have now or in the future under any statute, at common law, in equity or otherwise to require Bank to marshal assets, proceed against any other Obligor or any Collateral before proceeding against Borrower. Borrower waives all defenses available to a surety, guarantor or accommodation party other than full payment of the indebtedness. Borrower further agrees that without notice to any Obligor and without affecting any Obligor’s liability, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor whether primarily or secondarily liable. Borrower further agrees that Bank may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to Bank, as Bank may elect from time to time. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ALL RIGHTS, REMEDIES, CLAIMS, AND DEFENSES BASED UPON OR RELATED TO SECTIONS 51.003, 51.004, AND 51.005 OF THE TEXAS PROPERTY CODE, TO THE EXTENT THE SAME PERTAIN OR MAY PERTAIN TO ANY ENFORCEMENT OF THIS NOTE.

USURY SAVINGS CLAUSE. All fees and charges imposed by Bank upon Borrower in connection with this Note and the Loan Documents including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, reasonable attorneys’ fees, and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank, are and shall be deemed to be charges made to compensate Bank for underwriting, administrative or other

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services and costs or losses incurred or to be incurred by Bank in connection with this Note and the loan and shall under no circumstances be deemed to be charges for the use of money. It is the intention of Bank and Borrower to conform strictly to the usury laws. Any interest in excess of the maximum amount permitted by law shall be reduced to the amount permitted by applicable law and, if paid, shall at the option of Bank, if allowed by an applicable law, either be rebated to Borrower or credited on the principal amount of this Note, or if all principal has been repaid, then the excess shall be rebated to Borrower.

NON-WAIVER BY BANK. No delay or omission on the part of Bank or other holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion.

MODIFICATIONS; RELEASES. From time to time, the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest or other terms may be modified, or changes may be made in consideration of loan extensions, and Bank may, from time to time, waive or surrender, either in whole or in part any rights, guaranties, security interests or liens given for the benefit of Bank in connection with, and the securing of, payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of Bank not specifically waived, released, or surrendered in writing, nor shall Borrower or any Obligor be released from liability by reason of the occurrence of any such event. Bank, from time to time, shall have the unlimited right to release any person who might be liable hereunder, and such release shall not affect or discharge the liability of any other person who is or might be liable hereunder. No waivers and modifications shall be valid unless in writing and signed by Bank. Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of this Note. Any amendments will apply to all outstanding amounts that Borrower owes to Bank when the amendment becomes effective, as well as to new advances.

GOVERNING LAW; CHOICE OF VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflict of law principles thereof. Any legal action with respect to the indebtedness evidenced by this Note may be brought in the courts of the State of Texas or in the appropriate United States District Court situated in Texas, and Borrower hereby accepts and unconditionally submits to the jurisdiction of such courts. Borrower hereby waives any objection to the laying of venue based on the grounds of forum non conveniens with respect thereto. Nothing in this provision shall affect any right that Bank may otherwise have to bring any action or proceeding relating to this Note or any other Loan Document against Borrower in the courts of any jurisdiction.

NOTICES. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and may be given to Borrower at Borrower’s address at the top of this Note unless Borrower notifies Bank in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail.

DOCUMENTARY AND INTANGIBLE TAXES. In the event that any documentary stamp, intangible tax or similar fee or tax is due from Bank to any state or other governmental agency or authority because of the execution or holding of this Note, Borrower shall, upon demand, reimburse Bank for any such tax paid.

PATRIOT ACT NOTICE AND OTHER INFORMATION. Bank hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 signed into law October 26, 2001), Bank may be required to obtain, verify and record information that identifies Borrower, which information

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includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Act. Further, Bank hereby notifies Borrower that, pursuant to the requirements of the Beneficial Ownership Rule (31 C.F.R. §1010.230), Bank may be required to obtain, verify and record information contained in a beneficial ownership certification executed by Borrower, which will identify the key individuals who have beneficial ownership or control of Borrower. Borrower covenants and agrees to promptly furnish to Bank such information and certifications with respect thereto as Bank shall request from time to time to obtain, verify and record information that identifies each Person obtaining a loan or executing documents in connection therewith.

MISCELLANEOUS. All obligations of Borrower shall bind Borrower’s heirs, executors, administrators, successors, and/or assigns; provided however, Borrower is not permitted to assign or otherwise transfer its rights, duties or obligations hereunder. If more than one party shall execute this Note, each Borrower agrees that it shall be jointly and severally obligated hereunder and absolutely and unconditionally guarantees to Bank the prompt payment and performance of all indebtedness and related obligations. Wherever possible each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law. If any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. In case of a conflict between the terms of this Note and any Loan Document executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Documents. Any advance under this Note may be paid to any Borrower. Subject to and in accordance with the Term SOFR Addendum, if the Interest Rate is tied to an external index that becomes unavailable during the term of this Note and this Note or any Addendum hereto does not otherwise provide for a replacement of said Index, Bank may, in its sole and absolute discretion, designate a substitute index with notice to Borrower. This Note may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. The headings in this Note are included for convenience only and shall neither affect the construction or interpretation of any provision in this Note nor affect any of the rights or obligations of the parties to this Note. Time is of the essence in the payment and performance of this Note.

WAIVER OF JURY TRIAL. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE, ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN BORROWER AND BANK, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PROVISION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT BORROWER HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PROVISION, FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PROVISION. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN(S) OR OTHER FINANCIAL ACCOMMODATIONS EVIDENCED BY THE NOTE. FURTHER, BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. FURTHER, NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

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[Signature Page Follows]

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In Witness Whereof, Borrower has caused this Promissory Note to be duly executed as of the date first written above. Borrower acknowledges receipt of a completed copy of this Promissory Note.

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